Exhibit 1.1

CHOICE
HOTELS

Choice Hotels International Celebrates Year of Accelerating Net Unit Growth

Distinct Revenue-Intense Growth Strategy Delivers Strong Development Results

↑1.4%	↑~2%	↑2.6%	98%
Domestic upscale, midscale, extended stay hotel unit growth	Choice legacy brands revenue intense unit growth	International unit growth	Franchisee voluntary retention rate

Extending the Lead in Extended Stay

- **#1 economy extended stay brand** from J.D. Power (WoodSpring Suites)*
- **61 hotels opened in 2023** – a record year for Choice
- Record year for Suburban Studios, with **25 openings**
- Record year for WoodSpring Suites, with **24 openings**
- Everhome Suites, **expanded pipeline to 66 properties**, with an additional **16 under construction**

Upping the Game in Upscale

- **#1 upscale brand** from J.D. Power (Cambria Hotels)*
- **19 opened** Ascend Hotel Collection properties
- ↑ **8% YoY** Radisson upscale brand RevPAR
- **74 open** Cambria hotels (9 openings in 2023)

Growing Even More in the Core

- **33 Comfort openings** – the most in a single year since 2019
- **35 Quality Inn openings**
- **64 Quality Inn** franchise agreements awarded

Rapid Integration Setting the Stage for New Growth

- ↑ **26% digital bookings** – legacy Radisson Americas brands, YoY from August to November 2023
- ↑ **36% digital bookings** – Country Inn & Suites, YoY from August to November 2023
- **19 new Country Inn & Suites franchise agreements awarded in 2023** (most since 2016), with 10 of those awarded in December alone

Expanding the 'International' in Choice Hotels International

- **+2.6% unit growth** in 2023 – one of the **most successful years** for international development
- **Extended Strawberry** master franchise agreement and executed distribution **partnership with Sercotel**
- **Doubled French footprint** (+33 properties in 2024-2025) – signed agreement with Zenitude Hotel Residences
- Acquired **franchise rights** for **City Edge Apartment Hotels** (Australia)

*Based on the J.D. Power 2023 North America Hotel Guest Satisfaction Index Study

Please read the Company's recent press release "Choice Hotels International Celebrates Year of Accelerating Growth" for more information and a forward-looking disclaimer available at: https://media.choicehotels.com/2024-01-17-Choice-Hotels-International-Celebrates-Year-of-Accelerating-Growth